Exhibit 10.2

18 May 2006

FRESENIUS MEDICAL CARE
AG & Co. KGaA

STOCK OPTION PLAN 2006

i

1.                                               PREAMBLE AND PURPOSE

1.1                                          The ordinary General Meeting of Fresenius Medical Care AG & Co. KGaA (the Company) on 9 May 2006 decided (i) to increase the capital up to 12,800,000.00 Euro subject to the issue of 5,000,000 non par value bearer ordinary shares of the Company (hereinafter referred to as the Shares) by way of creating conditional capital and (ii) to grant these options to members of the management board of Fresenius Medical Care Management AG (the General Partner) in their capacity as organs of the General Partner of the Company, to the members of the management boards of affiliated companies and to managerial staff members (Führungskräfte) of the Company and affiliated companies within the FMC Group (hereinafter referred to as the Options), which entitle the holders to purchase a total maximum of 5,000,000 shares. Members of the management and employees solely employed by Fresenius AG or affiliated companies which are affiliated to the Company only through Fresenius AG are excluded. Instead of new shares to fulfil the obligation out of this stock option plan, shares of the Company which have been acquired by the Company or which the Company itself has in its own possession can also be issued if a separate authorising resolution is passed by the general meeting.

1.2                                          This stock option plan (the Plan) contains the requirements, conditions and procedures for the grant and exercise of the Options (the Option Conditions) and has been adopted by the General Partner and, in so far as members of the management board of the General Partner entitled under this plan, by the supervisory board of the General Partner.

1.3                                          The purpose of this Plan is to align the interests of the management and managers with the interest of the shareholders in the long term growth of the Company value in order in this manner to take account of shareholder value. At the same time Company offers its management and employees, by the introduction of the Plan, an internationally competitive remuneration component the long term benefits of which, in close connection with the success of the Company, in a transparent and intelligent system occupy the central points. The Plan therefore constitutes an incentive to direct decisions at the achievement of the ambitious, clearly defined Success Target for the Company.

2.                                               OPTIONS

2.1                                          The Options issued under the Plan entitle the holders of the Options to purchase Shares in accordance with the terms of the Option Conditions.

2.2                                          One Option carries the entitlement to purchase one non par value bearer ordinary share of the Company. In this Plan, a total of up to 5,000,000 Options which grant entitlement to subscribe for a total of 5,000,000 non par value bearer shares may be issued within the term of the Plan. The right to subscribe for Shares can be satisfied either out of the conditional capital created for that purpose or from the Company’s stock of its own shares. If the management board of the General Partner is concerned, its supervisory board will decide about the way how to satisfy the right to subscribe for shares, for the other Participants, the General Partner.

2.3                                          An Option has a period of validity of seven years from the time at which it is granted to the Participant.

2.4                                          The Options will not be evidenced by certificates.

3.                                               THE TERM OF THE PLAN

The Plan has a term of five years, beginning on the first day of the first calendar month after entry of the conditional capital in the commercial register. Clause 2.3 (Options) remains unaffected.

4.                                               PARTICIPANTS AND DISTRIBUTION OF THE OPTIONS

4.1                                          Options can be issued only to the following groups of persons (hereinafter referred to as the Participants); the maximum limits stated below may not be exceeded (in relation in each case to the entire group):

(a)	Members of the management board of the General Partner	max. 1,000,000 Options

(b)	Members of the management boards of affiliated companies within the FMC group	max. 1,000,000 Options

(c)	Managerial staff members (in the sense of grading by the Company) of the Company and affiliated companies within the FMC group.	max. 3,000,000 Options

4.2                                          For the individual members of the management board of the General Partner its supervisory board will decide whether they are entitled to receive Options. For the other Participants the General Partner will decide this.

4.3                                          The number of Options to be granted to a Participant is determined on the basis of individual performance of the Participant and the Participant’s responsibilities within FMC Group. This determination will be made in the case of management board members of the General Partner by its supervisory board. The General Partner makes the determination for the other Participants.

4.4                                          There is no legal right to the grant of Options on the basis of this Plan. The status or possible status of an employee as Participant or the fact that a Participant was granted Options in the past cannot be interpreted as an obligation that this employee or a possible Participant in general or in the future will be granted Options. In particular no operational practice (betriebliche Übung) is constituted by the grant of Options. This applies even if Options are granted in several successive years.

5.                                               GRANT OF OPTIONS

5.1                                          The grant of the total Options available in accordance with Clause 4.1 should be made as far as possible in equal tranches throughout the term of the Plan. This can, however, be subject to deviation in the case of objective grounds (sachliche Gründe), decided by the General Partner’s supervisory board with respect to Options granted to the management board of the General Partner, otherwise by the General Partner.

5.2                                          The Options will be granted to the Participants in each case with effect on the last Monday in July and/or the first Monday in December (both days are referred to as the Grant Date in each case); the grant shall be made in text form. If the conditional capital created by the General Meeting resolution of 9 May 2006 is not entered in the commercial register prior to 1 July 2006, Options will be granted for the first time on the first working day of the calendar month following the entry.

5.3                                          The grant of Options will be made without any additional payment (Zuzahlung).

6.                                               EXERCISE PRICE

The exercise price of an Option shall be the average Stock Exchange Price of non par value bearer ordinary shares of the Company on the Frankfurt stock exchange on the last 30 calendar days prior to the Grant Date in each case in Euro. Clause 11 (Adjustment of the Exercise Price) remains unaffected.

7.                                               CONDITIONS FOR THE EXERCISE OF THE OPTIONS

For the exercise of the Options, all the following conditions, subject to the general conditions of this Plan, must be fulfilled.

7.1                                          Waiting Period for the Exercise/Exercise Period/Black-Out Periods

(a)                                          Unless otherwise expressly stated in these Option Conditions, the Options may be exercised only after the expiration of the Waiting Period, during the Exercise Period and before the end of their term in accordance with Clause 2.3, not, however, during the Black-Out Periods.

(b)                                         The Waiting Period is three years from the Grant Date in each case (the Waiting Period). After expiry of the Waiting Period, the Options can be exercised during any Exercise Period within the term of the Options.

(c)                                          The exercise of the Options can be declared in each case at any time outside Black-Out Periods (the Exercise Period).

(d)                                         The Black-Out Periods are the following in each case:

(i)                                              the period from the 21st calendar day prior to a Company’s general meeting until the end of the day of such general meeting;

(ii)                                           the period from the day on which the Company publishes an offer to its shareholders to subscribe for new shares in a stock exchange gazette or the Electronic Federal Gazette up to the day on which the shares of the Company issued in accordance with that right are listed for the first time on the Frankfurt Stock Exchange “ex subscription rights”; and

(iii)                                        the period from the fifteenth calendar day prior to the publication of the quarterly results/annual results until the publication of the quarterly results/annual results.

The above mentioned black-out periods include in each case the times for beginnings and ends stated. On inquiry, the Company shall inform the Participants of the exact beginning and end dates of the periods in which exercise is blocked.

If the management board of the General Partner is concerned, its supervisory board and if other Participants are concerned, the General Partner, shall, in justified exceptional cases, determine other black-out periods, the beginning of which will in each case be notified to the Participants in due time in advance.

7.2                                          Success Targets/(Partial) Forfeiture in case of Non-achievement

(a)                                          The Success Target is achieved if within the three year Waiting Period after the grant of Options to the Participant, the adjusted basic income per ordinary share (EPS) in each case, in comparison to the EPS of the previous financial year, has increased by at least eight per cent.

(b)                                         The EPS shall be calculated following the US-GAAP (Generally Accepted Accounting Principles) methodology based upon the hereafter described adjusted net income as follows:

The adjusted net income corresponds to the net income shown in the consolidated financial statements of the Company (prepared in accordance with the accountancy principles of US-GAAP),

(i)                                              to which is added the costs shown in the relevant consolidated financial statement for:

•                              - provided that the costs occur only once - the purchase, integration and financing of companies (in particular the Renal Care Group, Inc.) or dialysis clinics, including the costs in connection with

•                                any costs and expenses attributable to liability exposure existing already prior to the time of acquisition and/or

•                                the sale of dialysis clinics irrespective of whether this was ordered by the competent anti-trust authority or not;

•                              extraordinary items in the meaning of the US-GAAP;

•                              effects of new US-GAAP pronouncements, in the first year the pronouncement becomes effective; and

•                              any tax effects in respect to the above mentioned points; and

(ii)                                           from which is subtracted any gains shown in the consolidated financial statements in each case by reference to the following

•                              the sale of dialysis clinics irrespective of whether this was ordered by the competent anti-trust authority or not;

•                              extraordinary items as defined under US-GAAP;

•                              effects of new US-GAAP pronouncements, in the first year the pronouncement becomes effective; and

•                              any tax effects in respect to the above mentioned points.

(c)                                          In the first year of the application of the Stock Option Plan 2006 the calculation of the Success Target shall be based on an income available for all classes of shares for the respective years 2005 and 2006 excluding any effects related to the transformation of the legal form of the Company into a KGaA and to the conversion of the Company’s preference shares into ordinary shares (both concluded in 2006).

(d)                                         The determination of EPS and changes thereto compared to the EPS of the relevant comparison year will be verified in a binding manner in each case by the auditors of the Company on the basis of the audited consolidated financial statements for the question of the admissibility of exercise of Options.

(e)                                          If the Success Target is not achieved in one or more of the three comparison periods within the Waiting Period, the Options issued in each case are forfeited only in the proportion in which the Success Target has not been achieved within the Waiting Period, i.e. for one-third, two-thirds or completely. (Example: If 90 Options are issued in 2006 and if the Success Target is not achieved on one occasion within the three year Waiting Period, the Participants can, after the expiry of the Waiting Period, exercise 60 Options subject to compliance with the general conditions of this Plan.)

7.3                                          Personal Preconditions for Exercise

(a)                                          The entitled persons must at the time of exercise be in employment or service relationship with the Company, a domestic or foreign affiliated company in the FMC Group or with the General Partner.

(b)                                         Clause 12 (Options in Special Cases) remains unaffected.

8.                                               EXERCISE OF THE OPTIONS

8.1                                          Within the Exercise Period, the entitled person can exercise the Options exercisable under Clause 7 in whole or in part in each case.

8.2                                          The exercise of the Options must be declared in writing to the Company or, if an Option Office is nominated under Clause 10 (Option Office), to this Option Office (Exercise Declaration). The Exercise Declaration must be received within the Exercise Period and must contain the declaration as to how many Options of the entitled person are exercised. If the Exercise Declaration is not received in time, it is deemed as not to have been made. If the Option Office undertakes, in accordance to Section 198 Stock Corporation Act, the necessary declaration vis-á-vis the Company for the Participant, a form for the making of the Exercise Declaration (for example, entry in an electronic system) can be agreed between the Participant and the Option Office.

8.3                                          The exercise of the Options is irrevocable and cannot be made subject to any conditions whatsoever.

8.4                                          The Options can only be exercised if the Exercise Price for the Options which are intended to be exercised is paid. The Exercise Price must be received by the Company or, if an Option Office in accordance with Clause 10 (Option Office) is named, by the Option Office at the latest on the day of the effect of the exercise of the Options. Clause 9 (Effectiveness of the Exercise of the Options) remains unaffected.

8.5                                          In case an Option Office is named by the Company, Options can only be exercised if Participants grant an irrevocable power-of-attorney in writing to the Option Office on the form provided to entitle the Option Office to make all declarations and undertake all actions necessary for the acquisition of Shares.

8.6                                          The entitled person must state on what account the shares arising out of the exercise of his Options are to be entered. He can state that the shares arising out of the exercise of his Options should immediately be sold. The Company will make reasonable efforts that the Option Office will render services necessary to comply with the requirements of the Plan when Options should immediately be sold.

9.                                               EFFECTIVENESS OF THE EXERCISE OF THE OPTIONS

9.1                                          The exercise of the Options shall be effective on the day of receipt by the Company of the Option Declaration or if an Option Office is named, by the Option Office if the receipt is within the Usual Banks’ Working Hours (übliche Bankarbeitszeiten), otherwise on the next following Banking Day.

9.2                                          For the Options of the management board of the General Partner, its supervisory board and for the other Participants/entitled persons, the General Partner, can provide that the exercise of the Options will be effective only uniformly after the expiry of a maximum of ten Banking Days after the end of the Exercise Period, if this is to be indicated on grounds of processing.

10.                                        OPTION OFFICE

For technical processing of the exercise of the Options, the management board can instruct a credit institution to act as an Option Office.

11.                                        ADJUSTMENT OF THE EXERCISE PRICE

11.1                                    If the Company, during the term of the Options, while granting a direct or indirect subscription right to its shareholders increases its capital by the issue of new shares or issues bonds with conversion or option rights and if, in that case, fixed conversion or option prices per share are less than the Exercise Price for the Options, the General Partner or if members of the management board of the General Partner are affected, its supervisory board, is entitled to establish financial equality for the Participants. This equality may be established by the reduction of the Exercise Price or the adjustment of the number of Options or a combination of both. The Participants have no right to such financial equality. In the case of the issue of shares, debentures or options in the course of equity based incentive programs of the Company, no equalization will be granted.

11.2                                    In the event of a capital increase out of retained earnings by the issue of new shares, the conditional capital will, in accordance with Section 218 Stock Corporation Act (Aktiengesetz, AktG), be increased in the same proportion as the share capital. The right of the Participants to subscribe new shares by the exercise of Options shall increase in the same proportion. The Exercise Price will be reduced in the same proportion. If the capital increase out of retained earnings takes place without the issue of new shares, (Section 207 ss. 2 sentence 2 AktG) the Options and the Exercise Price remain unchanged.

11.3                                    In the event of a capital reduction, no adjustment of the Exercise Price or the option ratio shall take place if by the capital reduction the total number of shares is not changed or the reduction is associated with a repayment of capital or with the acquisition of the Company’s own shares for a valuable consideration. In the case of a capital reduction by merger of shares without capital redemption and in the case of an increase in the number of shares without any change in capital (share split), the number of shares which can be acquired for each Option at the Exercise Price shall be reduced or increased in proportion to the capital reduction or share split. The Exercise Price for one Share shall be adjusted in the same proportion.

11.4                                    When adjusting the Exercise Price or the number of Options it has to be taken care of that this does not lead to additional tax under Section 409A of the U.S. Internal Revenue Code of 1986 as amended (the “IRC”).

12.                                        OPTIONS IN SPECIAL CASES

12.1                                    Leaving on Age Grounds

If the Participant retires from employment or service with a company of the FMC Group upon reaching the minimum required age for retirement, without having been dismissed, the Options remain unaffected. Disability, occupational disability and early retirement shall be equivalent to retirement. The Participant is obligated to give evidence to the Company or an office named by the Company of the occurrence of the above mentioned cases within three months of the retirement date in an appropriate manner. Otherwise, for the management board of the General Partner, its supervisory board and for the other Participants, the General Partner, may declare the Options to be forfeited without replacement.

12.2                                    Ordinary Termination/Cancellation of Employment by Agreement

If the employment or service of a Participant with the Company or an affiliated company within the FMC Group has ended by termination or by agreement, the Participant can exercise the Options which are exercisable at the time the employment or service relationship ends within the 60 calendar day period immediately following such termination or agreement, subject to extension for any Black-Out Period which would reduce the 60 calendar day period. Each Option not exercised after the expiry of this Exercise Period, shall be forfeited without replacement irrespective of whether the further conditions of this Plan have been fulfilled. Clause 12.4 (Extraordinary Termination) remains unaffected.

12.3                                    Death

In the case of the death of a Participant, the Options remain unaffected. These rights may be exercised by the Heirs of the Participant. The Heirs are obligated to give evidence of their entitlement within three months after the death of the Participant upon which the Participant’s estate passes to his heirs in an appropriate manner; otherwise, for the Options of the former members of management board of the General Partner, its supervisory board and for the Options of other former Participants, the General Partner, may declare the Options to be forfeited without replacement. Clause 12.4 (Extraordinary Termination) remains unaffected.

12.4                                    Extraordinary Termination

The right to exercise the Options in accordance with Clause 12.2 (Ordinary Termination) does not exist if the Participant has ended the employment or service on grounds of termination without notice issued by the Company or an affiliated company within the FMC Group, or if at the time of leaving, there were grounds which would have caused the Company or an affiliate within the FMC Group, to have issued an extraordinary termination. The right to exercise the Options in accordance with Clause 12.3 (Death) shall not exist if at the time of the death of the Participant, there were good grounds which would have caused the Company or an affiliated company within the FMC Group to issue an extraordinary termination.

12.5                                    Engagement with Fresenius Group

The Options will not be affected by the transfer of a Participant from the Company or from an affiliated company within the FMC Group to Fresenius AG or to companies affiliated with Fresenius AG.

12.6                                    Effect of Change in Status as Affiliated Company

If a company is no longer an affiliated company of the Company within the FMC Group, the employment or service of each Participant who is no longer engaged in the Company or an affiliated company within the FMC Group shall be deemed to be terminated according to Clause 12.2 (Ordinary Termination) in the meaning of this Plan and in reference to all Options based on this Plan.

12.7                                    Individual Cases

In individual cases, the supervisory board of the General Partner with regard to Options of the members of the management board of the General Partner and the General Partner with respect to Options of the other Participants, can waive or amend the provisions according to Clause 12.1 (Leaving on Age Grounds) to Clause 12.4 (Extraordinary Termination).

13.                                        TRANSFERABILITY AND FORFEITURE

13.1                                    Options granted under this Plan and Options inherited according to Clause 12.3 are not transferable. Any purported assignment or disposal over Options, such as the granting of sub-participations therein, pledging, granting usufruct rights (Nießbrauch) or the formation of a trust, shall be void and invalid. The same applies to legal transactions which are financially equal to a transfer or assignment.

13.2                                    All unexercised Options are forfeited without replacement on expiry of their term, irrespective of whether they were ever exercisable within the terms of these Option Conditions.

14.                                        TAXES, CONTRIBUTIONS AND OTHER EXPENSES

14.1                                    General

All taxes incurred in connection with the Options or their exercise shall be borne by the holder of such Options themselves. The obligation of the Company or an affiliated company to pay income tax and other taxes or contributions on behalf of the Participants remains unaffected. The Company or affiliated companies are entitled for this purpose to deduct the necessary amounts from the wages/salaries of the Participants until the tax and contributions are completely repaid or to require the Participants to pay or provide for payment of at least the minimum amount of any taxes and contributions that the Company or an affiliated company may be required to withhold with respect to the Option or their exercise. The Company can make the exercise of the Options by the Participants conditional, inter alia, on evidence of payment of tax and/or contributions, or that adequate security is provided by the Participants. In this respect, the provisions of Section 38 ss. 4 Income Tax Act are referred to.

14.2                                    Foreign Participants in the Plan

If the Participant is not liable for tax in Germany, the above provisions shall apply according to the applicable foreign tax law. The Participant will, as the case may be, receive from the Company or affiliated company a certificate as to the financial benefit received.

14.3                                    Section 162 (m) U.S. Internal Revenue Code

If the supervisory board of the General Partner, in its sole discretion, determines at the request of the General Partner that the limitations on deductions under Section 162(m) IRC may apply to an Option granted to Participants hereunder, the supervisory board of the General Partner shall be entitled to decide upon the grant of Options made to such Participants.

14.4                                 Costs

The Participants shall themselves bear all costs in connection with the exercise of the Options or will reimburse the Company for these costs.

15.                                        PROCEDURE, ENDING AND ADJUSTMENT OF THE PLAN

15.1                                    Unless otherwise provided in this Plan, the terms of the Plan shall be interpreted, waived, adjusted or otherwise administered, for the members of the management board of the General Partner, by its supervisory board and all Options granted to members of the management board of the General Partner will be approved by its supervisory board. Otherwise, the Plan shall be interpreted, waived, adjusted or otherwise administered by the General Partner and all Options granted to the other Participants will be approved by the General Partner. All acts of the General Partner or its supervisory board in connection with the Plan shall be performed in accordance with German law, the Articles of Association of the Company and the relevant rules of procedure.

15.2                                    The General Partner is entitled, with the approval of its supervisory board, to end the Plan with effect for all Participants at any time. The Options already granted to the Participants remain unaffected.

15.3                                    If the rights of the management board of the General Partner are affected, its supervisory board, otherwise the General Partner, is entitled to adjust the Plan at any time. This applies even to dealing with Options already granted if this does not influence the value of the Options or if financial compensation accordingly is granted.

15.4                                    The Plan shall be construed, interpreted and administered to comply with Section 409A of the IRC so as to avoid any Option resulting in “deferred compensation” to any Participant, including without limitation the method for granting Options and making adjustments under

Clause 11 (provided such administration complies with any applicable laws). In addition, for the members of the management board of the General Partner, its supervisory board and for all other Participants the General Partner is entitled to adjust the Plan and/or the terms of an outstanding Option, in each case without the consent of the holder of such outstanding Option (provided any such adjustment complies with any applicable laws), to the extent that the General Partner or as far as the management board of the General Partner is concerned, its supervisory board, reasonably determines that the adjustment is necessary or advisable in order to preserve the intended tax consequences of the Option as not constituting deferred compensation in light of Section 409A IRC and any regulations or other guidance promulgated thereunder.

16.                                        LIABILITY RISKS, EXCHANGE RISKS AND TAX RISKS

16.1                                    The liability of the Company, its legal representatives, employees and agents and the Options Office, its legal representatives, employees and agents for simple negligence and consequential loss and loss of profit is excluded.

16.2                                    The Company undertakes no warranty for the general market development and price of the shares of the Company after the granting of Options or the exercise of Options or for any other point or period in time. There is, in particular therefore, no warranty that the Participants will be able to exercise the Options or that Participants who exercise Options will obtain a financial benefit of the difference between the Exercise Price and the current stock exchange price or are in a position to sell the shares subscribed at a profit. The acceptance and exercise of Options therefore is at the sole risk of each Participant.

16.3                                    The Company grants no warranty that the tax and contributions deducted in accordance with Clause 14 (Taxes, Contributions and other expenses) or that other tax and contributions payable by the Participants will be charged only on the difference between the Exercise Price and the current stock exchange price at the exercise of the Options or on delivery of the shares, on profit actually achieved by (immediate) sale or on any other specific sum. The Participants are advised to obtain advice on their personal tax situation.

17.                                        MISCELLANEOUS PROVISIONS

17.1                                    This Plan is subject exclusively to German law. The German text version of the Plan prevails in all cases.

17.2                                    All provisions of this Plan are subject to the conditions that the resolution of the General Meeting on which it is based is legally valid and that the statutory conditions are fulfilled.

17.3                                    No provisions contained in this Plan (or in any documents referring to this Plan) transfer to a Participant or possible Participant any right to continuation of employment or service with the Company or any of its affiliated companies within the FMC Group. No employment contract or service agreement can be deduced there from, nor shall it have any effect on the right of the Company or any affiliated company within the FMC Group to change remuneration or other benefits of such persons or to terminate the employment of such persons with or without notice. This applies subject to the provision that this Plan or any document connected therewith will adversely influence any independent contractual right of these persons.

17.4                                    If any provision of this Plan is invalid on grounds other than those in Clause 17.2, this shall not affect the validity of the remaining provisions of the Plan. The same applies if it is ascertained that the Plan is subject to an omission. In that case, this paragraph shall apply to the effect that in place of the invalid or unenforceable provision or to repair an omission, such provision shall apply which most closely corresponds to the intended purpose of this Plan.

17.5                                    References and headings attributed to individual sections and subsections of this Plan are solely for the purpose of easier reference. These headings are in no case significant or relevant for the interpretation of the Plan.

17.6                                    No provision in this Plan leads to or infers a presumption that the authority of the General Partner or the authority of its supervisory board to issue Options or approve other remuneration connected or not connected to shares granted by any other share based long term incentive program or any other authority may be restricted.

18.                                        DEFINITIONS

18.1                                    Affiliated Company means any German or foreign enterprise of the Company in the meaning of Sections 15 ff. Stock Corporation Act (Aktiengesetz).

18.2                                    The term Heir means the person, the persons, the trust or trusts, which are nominated by a Participant or, if no such nomination is made, is or are entitled by will or law in the event of the death of a Participant, to receive the benefit of the Options under this Plan. The concept “heir” therefore also includes the executor appointed by will or the administrator appointed by the court, if no heir is named and is in a position to act under the given circumstances.

18.3                                    The term Company stands for Fresenius Medical Care AG & Co. KGaA, Hof an der Saale, Germany.

18.4                                    Option Office is the credit institution which can be entrusted by the General Partner with the technical processing of the exchange of Options.

18.5                                    The term Grant Date has the meaning specified in Clause 5.2.

18.6                                    Waiting Period is as defined in Clause 7.1.

18.7                                    Exercise Period is as defined in Clause 7.1.

18.8                                    Exercise Price is as defined in Clause 6.

18.9                                    Exercise Declaration is as defined in Clause 8.2.

18.10                              FMC Group stands for the Company and its affiliated companies with the exception of Fresenius Aktiengesellschaft and the companies affiliated with Fresenius Aktiengesellschaft in any manner other than through the Company.

18.11                              General Partner is the General Partner of the Company, Fresenius Medical Care Management AG.

18.12                              Participants are persons to whom Options may be granted in the manner defined in Clause 4.1 (Participants).

18.13                              The term Plan refers to this stock option plan of the Company as amended from time to time.

18.14                              Share means non-par value bearer ordinary share in the Company.

18.15                              Stock Exchange Price means the closing price (Schlusskurs) of the shares in electronic “Xetra” trading of the Deutsche Börse AG in Frankfurt/Main or a comparable successor system. If no closing price is set in the electronic “Xetra” trading, the General Partner is entitled, with the approval of its supervisory board, to agree on a suitable means of replacing the closing price set in electronic “Xetra” trading.

18.16                              Success Target is as defined in Clause 7.2 (Success Target).

18.17                              Banking Days are days on which banks in Frankfurt/Main are open for normal public business.

18.18                              Usual bank’s working hours are working hours Banking Days during which customer orders are normally taken to enable same-day execution.